Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-39523) on Form S-8 of our report dated May 16, 2005 appearing in the annual report on Form 11-K of Tower Automotive Products Savings Investment Plan for the year ended December 31, 2004.

/s/ Plante & Moran, PLLC

Grand Rapids, Michigan
June 22, 2005